UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2012

EMC METALS CORP.
(Exact name of registrant as specified in its charter)

000-54416
(Commission File Number)

British Columbia, Canada	Not Applicable
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1430 Greg Street, Suite 501, Sparks, Nevada, 89431
(Address of principal executive offices) (Zip Code)

(775) 355-9500
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

EMC Metals Corp. (the “Company”) entered into a loan and debenture purchase agreement, dated February 15, 2012 (the “Purchase Agreement’), with a lender pursuant to which the Company received a $3,000,000 loan (the “Loan”) from the lender in consideration for the issuance by the Company to the lender of a $2,000,000 convertible debenture (the “Debenture”) and a $1,000,000 promissory note (the “Note”). The lender may convert the Debenture into 10,000,000 common shares of the Company (the “Conversion Shares”) at a price of $0.20 per share at any time prior to the Maturity Date (as defined in Item 2.03 of this Current Report on Form 8-K below).

As additional consideration for the Loan, the Company issued 3,000,000 common share purchase warrants (the “Warrants”) to the lender. Each Warrant is exercisable into one common share of the Company (the “Warrant Shares”) at an exercise price of CAD$0.20 per share at any time until 5:00p.m. Toronto time on February 15, 2014.

In connection with the Loan, the Company paid a cash commission of $150,000 and issued 750,000 common share purchase warrants (the “Agent’s Warrants”) to an agent. Each Agent’s Warrant is exercisable into one common share of the Company (the “Agent’s Warrant Shares”) at an exercise price of CAD$0.20 per share at any time until 5:00p.m. Toronto time on February 15, 2014.

Pursuant to the Purchase Agreement, the Company has agreed to use commercially reasonable efforts to file a registration statement with United States Securities and Exchange Commission to register the Conversion Shares, the Warrant Shares, and the Agent’s Warrant Shares for resale under the United States Securities Act of 1933, as amended (the “Securities Act”).

The Company intends to use the Loan to fund the advancement of the Company’s metal and mineral properties and for general working capital purposes. The transaction pursuant to which the Loan was received closed on February 17, 2012.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01 of this Current Report on Form 8-K above, on February 15, 2012, the Company received a $3,000,000 Loan in consideration for the issuance of a $2,000,000 Debenture and a $1,000,000 Note.

The Loan is due and payable on the earlier of August 15, 2013 or the occurrence of an event of default and interest is payable in arrears on the outstanding principal balance of the Loan at a rate of 7% per annum. The Loan may be prepaid by the Company at any time without the prior written consent of the lender and is secured by an interest in the assets of the Company’s subsidiary, Springer Mining Company.

Item 3.02 Unregistered Sales of Equity Securities.

The Debenture, Note, Warrants, and Agents Warrants were offered and sold in a private placement pursuant to an exemption from the registration requirements of the Securities Act in reliance on Rule 506 of Regulation D and/or Section 4(2) thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC Metals Corp.
Date	February 21, 2012	(Registrant)

/s/ Edward Dickinson
Edward Dickinson, CFO